TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

Index

Page

Report of Independent Public Accountants	2

Consolidated:
Balance Sheets
September 30, 2004 and 2003	3

Statements of Income and Retained Earnings
Years Ended September 30, 2004, 2003 and 2002	4

Statements of Cash Flows
Years Ended September 30, 2004, 2003 and 2002	5

Notes to Financial Statements	6-12

Report of Independent Public Accountants

To the Board of Directors
Technical Career Institutes, Inc.

We have audited the accompanying consolidated balance sheets of Technical Career Institutes, Inc. and Subsidiary (A Wholly-Owned Subsidiary of East Coast Training Services of Delaware, Inc.) as of September 30, 2004 and 2003, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended September 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technical Career Institutes, Inc. and Subsidiary as of September 30, 2004 and 2003, and their results of operations and cash flows for each of the three years in the period ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the Company's assets are pledged as collateral in connection with the Company's guarantee of debt of its Parent.

/s/ J. H. Cohn
Roseland, New Jersey
December 3, 2004

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004 AND 2003

ASSETS	2004	2003
Current assets:
Cash and cash equivalents	$3,782,838	$7,616,329
Accounts receivable, net of allowance for doubtful accounts of $1,260,061 and $1,478,288	10,629,238	7,844,088
Prepaid expenses and other	1,979,832	1,600,592
Total current assets	16,391,908	17,061,009

Equipment and improvements, net of accumulated depreciation and amortization	1,289,988	1,743,405
Goodwill	246,305	246,305
Intangible assets, net of accumulated amortization	333,844	402,594
Other assets	1,699,610	1,923,665
Totals	$19,961,655	$21,376,978

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,385,578	$3,918,673
Unearned tuition revenue	10,919,815	10,508,553
Total liabilities	15,305,393	14,427,226

Commitments and contingencies

Stockholder's equity:
Common stock, no par value; 200 shares authorized, issued and outstanding, at stated value	--	--
Additional paid-in capital	102,189	102,189
Retained earnings	27,522,923	26,632,602
	27,625,112	26,734,791
Due from affiliates	(22,968,850)	(19,785,039)
Total stockholder's equity	4,656,262	6,949,752

Totals	$19,961,655	$21,376,978

See Notes to Consolidated Financial Statements.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

	2004	2003	2002
Tuition and fee revenue	$34,474,324	$36,621,391	$39,962,497

Operating costs and expenses:
Compensation and related costs	19,969,433	20,088,695	21,759,932
Student recruitment and placement	3,999,182	3,149,761	2,809,809
Instructional supplies	307,497	572,198	522,513
Occupancy	4,922,642	5,434,785	4,459,752
General and administrative	2,131,912	2,568,549	2,793,047
Bad debts	1,053,141	1,307,607	1,391,463
Depreciation and amortization	718,285	735,886	741,850
Totals	33,102,092	33,857,481	34,478,366

Income from operations	1,372,232	2,763,910	5,484,131

Other income (expense):
Other income	292,356	356,938	418,804
Interest expense	(31,067)	(1,968)	(1,890)

Totals	261,289	354,970	416,914

Income before income taxes	1,633,521	3,118,880	5,901,045

Provision for income taxes	743,200	1,635,200	2,709,200

Net income	890,321	1,483,680	3,191,845

Retained earnings, beginning of year	26,632,602	25,148,922	21,957,077

Retained earnings, end of year	$27,522,923	$26,632,602	$25,148,922

See Notes to Consolidated Financial Statements.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

	2004	2003	2002
Operating activities:
Net income	$890,321	$1,483,680	$3,191,845
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on sale of building		23,599	141,586
Depreciation and amortization	718,285	735,886	741,850
Bad debts	1,053,141	1,307,607	1,391,463
Changes in operating assets and liabilities:
Accounts receivable	(3,838,291)	2,688,684	(54,357)
Prepaid expenses and other	(379,240)	(100,537)	(208)
Other assets	224,055	(779,320)	(83,869)
Accounts payable and accrued expenses	466,905	1,334,701	(2,694)
Unearned tuition revenue	411,262	(1,303,161)	(1,217,578)
Net cash provided by (used in) operating activities	(453,562)	5,391,139	4,108,038

Investing activities:
Purchase of equipment and improvements	(196,118)	(506,364)	(555,624)
Due from affiliates, net	(3,183,811)	(3,082,482)	(3,129,866)
Net cash used in investing activities	(3,379,929)	(3,588,846)	(3,685,490)

Net increase (decrease) in cash and cash equivalents	(3,833,491)	1,802,293	422,548
Cash and cash equivalents, beginning of year	7,616,329	5,814,036	5,391,488

Cash and cash equivalents, end of year	$3,782,838	$7,616,329	$5,814,036

Supplemental disclosure of cash flow data:
Interest paid	$31,067	$1,968	$1,890

See Notes to Consolidated Financial Statements.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies:

Business:

Technical Career Institutes, Inc. (the "Company") is a proprietary school located in New York City that offers certificate and degree programs of study in business and technical fields. Substantially all of the Company's revenues are provided by students who participate in government financial aid programs. The Company is a wholly-owned subsidiary of East Coast Training Services of Delaware, Inc. ("ECTS"). ECTS is a wholly-owned subsidiary of East Coast Capital Corp. (the "Parent") which, in turn, is a wholly-owned subsidiary of North American Training Services, Inc. (the "Ultimate Parent").

Substantially all corporate general and administrative expenses incurred by ECTS on behalf of its subsidiaries are allocated to the individual subsidiaries. The accompanying consolidated financial statements have been prepared from the separate records maintained by the Company and reflect the Company's share of the allocations, but may not be indicative of the conditions that would have existed had the Company operated as an unaffiliated company.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue recognition:

In accordance with industry practice, tuition revenue is recognized as income on a pro rata basis over the length of the program, based on the percentage of time completed. Tuition billings over tuition payments received are reflected as accounts receivable in the consolidated balance sheets. Unearned tuition revenue represents the unearned portion of a term's billings.

For students who discontinue their studies, revenue is recognized for any amounts the Company retains in excess of the pro rata amounts related to completed time. Any remaining accounts receivable balances are written off. Amounts to be refunded for students no longer in attendance are included in accrued expenses.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies (continued):

Cash equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Depreciation and amortization:

Equipment and improvements are stated at cost less accumulated depreciation and amortization. Provision is made for depreciation and amortization of equipment and improvements principally under the straight-line method by annual charges to operations calculated to absorb costs of assets by the end of their estimated useful lives ranging from 3 to 10 years.

Goodwill and other intangible assets:

 Intangible assets, with the exception of goodwill, are amortized on a straight-line basis over periods ranging up to 20 years.

Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill amortization ceased upon the adoption of the new standard. The new rules also require an initial goodwill impairment assessment in the year of adoption and annual impairment tests thereafter. Valuation analysis testing for goodwill impairment upon the adoption of SFAS 142 and as of September 30, 2004 resulted in no charges for goodwill impairment.

Advertising:

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct-response advertising consists primarily of direct mail and media advertisements that include information requests for the Company's school. The capitalized costs of the advertising are amortized over the semester following the mailing or publication of the newspaper in which it appears.

At September 30, 2004 and 2003, $1,445,363 and $1,000,604, respectively, of advertising was reported as assets. Advertising expense was $3,999,182, $3,149,761 and $2,809,809 for the years ended September 30, 2004, 2003 and 2002, respectively.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies (concluded):

Income taxes:

The Company is included in the consolidated Federal income tax return filed by the Ultimate Parent and is included in the combined state income tax return filed by ECTS. ECTS has entered into a tax allocation agreement with its subsidiaries under which each subsidiary will calculate its tax liability on a stand alone basis. Income taxes payable, if any, are reflected in the intercompany accounts.

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities be computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Note 2 - Equipment and improvements:

Equipment and improvements consist of the following at September 30, 2004 and 2003:

	2004	2003
Equipment, furniture and fixtures	$7,509,122	$7,342,398
Leasehold improvements	1,655,694	1,626,300
	9,164,816	8,968,698

Less accumulated depreciation and amortization	7,874,828	7,225,293

Totals	$1,289,988	$1,743,405

Note 3 - Intangible assets:

Intangible assets consist of the following at September 30, 2004 and 2003:

	2004	2003
Trade names	$1,375,000	$1,375,000
Core curriculum	5,000	5,000
	1,380,000	1,380,000
Less accumulated amortization	1,046,156	977,406
Totals	$333,844	$402,594

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Intangible assets (concluded):

Amortization expense on intangible assets with definite lives amounted to $68,750 in 2004, 2003 and 2002. Amortization expense in each of the five years subsequent to September 30, 2004 is approximately $68,750 annually.

Note 4 - Employee benefit plans:

The Company participates in a defined contribution plan for all eligible union employees which provides for employee contributions of up to 20% of compensation. The Company matches 50% of such employee contributions to a maximum of 4.5% of the employee's salary, subject to certain limitations.

In addition, the Company participates in a defined contribution 401(k) plan for all eligible nonunion employees which provides for employee contributions of up to 20% of compensation. The Company matches 50% of such employee contributions to a maximum of 4.5% of the employee's salary, subject to certain limitations.

The Company's contributions for both plans for the years ended September 30, 2004, 2003 and 2002 were $308,017, $404,387 and $374,773, respectively.

Note 5 - Income taxes:

The provision for income taxes for the years ended September 30, 2004, 2003 and 2002 consists of the following:

	2004	2003	2002
Federal	$465,700	$1,024,600	$1,697,500
State	277,500	610,600	1,011,700

Totals	$743,200	$1,635,200	$2,709,200

Deferred tax assets result primarily from the excess of the tax basis over book basis of property and allowances for bad debts that are not deductible for tax purposes until losses are identified and written-off. At September 30, 2004 and 2003, the Company has approximately $1,471,000 and $1,563,000 of deferred tax assets, respectively, all of which have been fully reserved due to uncertainties related to the future realization of benefits from the Ultimate Parent's net operating loss carryforwards.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Related party transactions:

At September 30, 2004 and 2003, amounts due from affiliates are noninterest bearing and without specific due dates. Such amounts arose from cash advances.

Included in operating costs and expenses in 2004, 2003 and 2002 is $62,339, $97,408 and $281,708, respectively, of costs allocated from ECTS for corporate general and administrative services.

Note 7 - Commitments and contingencies:

Federal and state financial aid:

The Company participates in various Federal and state financial aid programs for the benefit of the students who attend the school. These programs have strict requirements for participation and the Company is subject to government program reviews covering compliance with laws and regulations. Specific areas of review include student program eligibility, coordination of financial aid programs and other matters.

Leases:

In December 1997, the Company entered into a sale-leaseback transaction with an unrelated third party, whereby the Company sold and leased back land and building located in New York City. The lease term was six years commencing on December 19, 1997. The result of the sale was a $707,930 loss for the Company, which was fully amortized as of September 30, 2003. On October 1, 2002, the lease was amended and the lease term was extended to June 30, 2013. The related lease is being accounted for as an operating lease. The Company also leases other property and equipment under leases which expire through 2007.

Future minimum lease payments under noncancelable operating leases for buildings and equipment subsequent to September 30, 2004 are as follows:

Year Ending
September 30,	Amount
2005	$2,625,046
2006	2,424,015
2007	2,470,318
2008	2,370,375
2009	2,488,894
Thereafter	9,773,574

Total	$22,152,222

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Commitments and contingencies (concluded):

Leases (concluded):

Certain leases contain renewal options, escalation clauses and requirements that the Company pay real estate taxes, insurance and maintenance costs. In addition, the Company leases equipment on a month-to-month basis. Total rent expense aggregated $2,968,393, $3,401,172 and $2,441,527 for the years ended September 30, 2004, 2003 and 2002, respectively.

Guarantee:

The Company is pledged as collateral in connection with its guarantee of certain debt of the Parent aggregating approximately $11,720,000 which was due October 31, 2004. The Parent is currently negotiating to extend this obligation. At September 30, 2004, the Parent's liabilities exceed its assets by approximately $14,139,000. Management of the Parent is continuing to focus on programs to enhance the profitability and cash flows of its operating subsidiaries and, in addition, believes that certain of the liabilities accrued on the Parent's consolidated balance sheet may be favorably settled in the future for amounts less than presently recorded.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, temporary cash investments and accounts receivable. The Company maintains its temporary cash investments with high credit quality financial institutions. At times, the Company's cash and cash equivalents exceed the current insured amount under the Federal Deposit Insurance Corporation of $100,000. At September 30, 2004, the Company has cash balances on deposit with two banks that exceed the balance insured in the amount of approximately $3,640,000. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of students enrolled in the Company's school and their participation in government financial aid programs. The Company closely monitors the extension of credit to its students while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

TECHNICAL CAREER INSTITUTES, INC. AND SUBSIDIARY
(A Wholly-Owned Subsidiary of East Coast
Training Services of Delaware, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Institutional eligibility:

Although the Company met the composite score requirements of Federal regulation 34 CFR 668.172, due to the Parent's failure to meet the factors of financial responsibility, the subsidiary proprietary institutions, including the Company, failed to meet the factors of financial responsibility as stated in the Federal Regulations. As a result, in order for the Company and the other subsidiary proprietary institutions to continue to participate in the HEA, Title IV Student Financial Assistance Programs, the Parent submitted a written affidavit that certain of the Parent's creditors would take a secondary position to USDE to the assets of the subsidiary propriety institutions, including the Company, and the Parent should it become necessary to liquidate assets and pay any Title IV liabilities relative to the subsidiary proprietary institutions.